                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                            ------------------------

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act OF 1934

Date of Report (Date of earliest event reported) April 16, 1999
                                                 --------------

                          INTERWEST MEDICAL CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                       Commission file number No. 0-11881
                                             ------------

            Oklahoma                                      75-1864474
-------------------------------                      -------------------
(State or other jurisdiction of                      (I. R. S. Employer
 incorporation or organization)                      Identification No.)


Arlington Heights Professional Office Building
3221 Hulen Street, Suite C
Fort Worth, Texas                                         76107-6193
-----------------------------------------------          -----------
(Address of principal executive offices)                  (Zip Code)

Registrant's telephone number,
including area code: (817) 731-2743
                    ---------------

                                 Not Applicable
         --------------------------------------------------------------
         (Former name or former address, if changes since last report.)


Item 1.  Changes in Control of Registrant.

                                      NONE

Item 2.  Acquisition or Disposition of Assets.

                                      NONE

Item 3.  Bankruptcy or Receivorship.

                                      NONE

Item 4.  Changes in Registrant's Certifying Accountants.

                                      NONE

Item 5.  Other Events.

On the 1st day of April 1999, the Company granted to Arch B. Gilbert 1,500,000 options to buy the Company's Common Stock. The options were issued under the Company's Non-qualified Stock Option Plan. The options are exercisable at a Price of $.15 per share and have a term of ten (10) years.

On the 1st day of April, 1999, the Company sold Arch B. Gilbert a total of 2,000,000 shares of the Company's Common Stock ("Shares") at a price of $.08 per share. The consideration for such sale was Mr. Gilbert's non-recourse promissory note payable in full in five (5) years with interest at six percent (6%) payable annually. The promissory note is secured by the shares.

Item 6.  Resignation of Registrant's Directors.

                                      NONE

Item 7.  Financial Statements and Exhibits.

                                      NONE


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duty caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  INTERWEST MEDICAL CORPORATION



                                  By: /s/ ARCH B. GILBERT
                                     -------------------------------------------
                                           Arch B. Gilbert, President,
                                           Chief Executive Officer,
                                           Chief Financial Officer and
                                           Chief Accounting Officer


Date:              5/13/99
     ---------------------------------------------